UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2008

Nilam Resources, Inc.
______________________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-135980	98-0487414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Camden Street, Suite 503, Toronto, Ontario, M5V 1V1
______________________________________________________
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-416-823-0915

__________________________N/A____________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Change in Registrant's Certifying Accountant

Webb & Co., the previous independent registered public accounting firm of Nilam Resources, Inc. (the "Company") for the fiscal years ended April 30, 2007 and 2006, was terminated on March 18, 2008, from further audit services to the Company approved by the Board of Directors because the Company terminated Webb & Co. in order to retain an auditing firm with offices located in Peru, when the Company had begun operations.

During the fiscal year ended April 30, 2007, the consolidated financial statements of the Company did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles.

For the two fiscal years ended April 30, 2007, and the subsequent interim period through March 18, 2008, there were no disagreements between the Company and Webb & Co. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practices which if not resolved to the satisfaction of Webb & Co. would have caused Webb & Co. to make reference to the subject matter of the disagreement in connection with its reports.

On March 19, 2008, the Company executed an engagement letter with Cinnamon, Jang, Willoughby and Co., a member of HLB International, to audit the consolidated financial statements of the Company for its fiscal year ended April 30, 2008, and the related statements of income, stockholders' equity, and cash flows for the year then ended. During the two most recent fiscal years or any subsequent interim period, the new independent registered public accounting firm had not previously been engaged as either the principal accountant of the Company to audit its consolidated financial statements or of any significant subsidiary, nor has the Company consulted with the firm regarding any accounting issue, auditing or financial reporting issue regarding such consolidated financial statements or any reportable event prior to March 19, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

None

(b) Exhibits

16 Accountant’s letter from Webb & Company regarding change in registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2008

Nilam Resources, Inc.

By:	/s/ Alain Vachon
Alain Vachon
Chief Executive Officer and President